Exhibit 99.1

Tom Wojcik, Investor Relations	Brian Beades, Media Relations
212.810.8127	212.810.5596

BlackRock Reports Full Year 2016 Diluted EPS of $19.04, or $19.29 as adjusted

Fourth Quarter 2016 Diluted EPS of $5.13, or $5.14 as adjusted

•	Record $202 billion of full year total net inflows reflects strength of diversified business model

•	$98 billion of fourth quarter total net inflows, including $18 billion in cash management, led by momentum in iShares® and Institutional businesses

•	Demand for BlackRock technology solutions drove 13% full year revenue growth in Aladdin®

•	Expansion in operating margin from prior year reflects continued expense discipline

•	Returned $2.7 billion to shareholders in 2016

•	Board of Directors approves 9% increase in quarterly cash dividend to $2.50 per share and authorizes repurchase of an additional 6 million shares under existing share repurchase program

FINANCIAL RESULTS

(in millions, except per share data)	Q4 2016	Q4 2015	Change		Q3 2016	Change		Full Year
								2016	2015	Change
AUM	$5,147,852	$4,645,412	11%		$5,117,421	1%		$5,147,852	$4,645,412	11%
Total net flows	$98,050	$67,885			$69,809			$202,191	$149,895
GAAP basis:
Revenue	$2,890	$2,863	1%		$2,837	2%		$11,155	$11,401	(2)%
Operating income	$1,225	$1,137	8%		$1,209	1%		$4,570	$4,664	(2)%
Operating margin	42.4%	39.7%	270	bps	42.6%	(20	) bps	41.0%	40.9%	10	bps
Net income(1)	$851	$861	(1)%		$875	(3)%		$3,172	$3,345	(5)%
Diluted EPS	$5.13	$5.11	—%		$5.26	(2)%		$19.04	$19.79	(4)%
Weighted average diluted shares	165.9	168.6	(2)%		166.3	—%		166.6	169.0	(1)%
As adjusted:
Operating income(2)	$1,232	$1,143	8%		$1,216	1%		$4,674	$4,695	—%
Operating margin(2)	44.4%	41.6%	280	bps	44.8%	(40	) bps	43.7%	42.9%	80	bps
Net income(1) (2)	$852	$801	6%		$854	—%		$3,214	$3,313	(3)%
Diluted EPS(2)	$5.14	$4.75	8%		$5.14	—%		$19.29	$19.60	(2)%

(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (4) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 13 through 15 for more information on as adjusted items and the reconciliation to GAAP.

New York, January 13, 2017 — BlackRock, Inc. (NYSE: BLK) today reported financial results for the three months and year ended December 31, 2016.

“In a year of dramatic change and uncertainty around the world, clients continued to put their trust in BlackRock, allowing us to deliver the strongest annual net inflows in our firm’s history,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “2016 total net inflows of $202 billion were positive across product types and included $181 billion of long-term net inflows. Our full year results reflect our continued commitment to optimize the growth of our diverse investment, technology and risk management capabilities in the most efficient way possible.

“While domestic equities rallied following the US election, the combination of a strengthening dollar, underperforming international equities and negative fixed income markets produced challenging outcomes for global investors. Investors are rethinking their approach to active management, asset allocation and portfolio construction, and we’re seeing more clients use active and index strategies together to deliver returns. We have purposefully invested in our platform to provide clients with a full spectrum of offerings including cash, market cap-weighted indexes, smart beta and factor-based investment strategies, and high-conviction active products, whether fundamental, quantitative or illiquid.

“Increasingly diversified groups of institutional and retail clients are using ETFs in their portfolios. This broadening of the ETF ecosystem is creating a deeper secondary market for ETF trading – enhancing liquidity for all investors. iShares generated a record $140 billion of net inflows for the year, including $60 billion into iShares fixed income ETFs, capturing the #1 share of flows globally, in the US and in Europe, and in equity and fixed income.

“Institutions looked to BlackRock to help them close funding gaps and meet future liability objectives, and we saw record institutional net inflows of $51 billion, driven by fixed income and multi-asset solutions.

“Technology is increasingly important in the evolving regulatory and investment landscape, and clients increasingly value BlackRock’s technology solutions to help them understand and manage risk, and build portfolios. Aladdin revenue increased 13% in 2016, and is well positioned for continued momentum with a broader set of clients than ever before. Additionally, we launched Aladdin Risk for Wealth Management and continued to deepen our relationships with our distribution partners through FutureAdvisor’s digital advice capabilities.

“BlackRock has always focused on repositioning its investment platform and technology capabilities in anticipation of change, and BlackRock employees embrace their responsibility to help clients navigate this evolving, complex landscape. As we head into 2017, we remain committed to investing for the future and developing our talent in order to fulfill our responsibility to both clients and shareholders.”

CAPITAL MANAGEMENT

The BlackRock Board of Directors approved a 9% increase in the quarterly cash dividend to $2.50 per share, payable March 23, 2017, to shareholders of record at the close of business on March 6, 2017. In addition, the Board authorized the repurchase of an additional 6 million shares under the Company’s existing share repurchase program for a total up to 9 million shares of BlackRock common stock.

RESULTS BY CLIENT TYPE

(in millions), (unaudited)	Q4 2016 Net flows	December 31, 2016 AUM	Q4 2016 Base fees(1)	December 31, 2016 AUM % of Total	Q4 2016 Base fees(1) % of Total
Retail	$(2,444)	$541,952	$789	10%	31%
iShares	49,300	1,287,879	885	25%	36%
Institutional:
Active	6,306	1,009,974	453	20%	18%
Index	34,601	1,901,681	241	37%	10%

Total institutional	40,907	2,911,655	694	57%	28%

Long-term	87,763	4,741,486	2,368	92%	95%
Cash management	17,671	403,584	118	8%	5%
Advisory	(7,384)	2,782	—	—	—

Total	$98,050	$5,147,852	$2,486	100%	100%

RESULTS BY PRODUCT TYPE

(in millions), (unaudited)	Q4 2016 Net flows	December 31, 2016 AUM	Q4 2016 Base fees(1)	December 31, 2016 AUM % of Total	Q4 2016 Base fees(1) % of Total
Equity	$57,965	$2,657,176	$1,237	52%	50%
Fixed income	25,306	1,572,365	685	30%	27%
Multi-asset	4,856	395,007	278	8%	11%
Alternatives	(364)	116,938	168	2%	7%

Long-term	87,763	4,741,486	2,368	92%	95%
Cash management	17,671	403,584	118	8%	5%
Advisory	(7,384)	2,782	—	—	—

Total	$98,050	$5,147,852	$2,486	100%	100%

RESULTS BY INVESTMENT STYLE

(in millions), (unaudited)	Q4 2016 Net flows	December 31, 2016 AUM	Q4 2016 Base fees(1)	December 31, 2016 AUM % of Total	Q4 2016 Base fees(1) % of Total
Active	$(546)	$1,501,052	$1,232	29%	49%
Index and iShares	88,309	3,240,434	1,136	63%	46%

Long-term	87,763	4,741,486	2,368	92%	95%
Cash management	17,671	403,584	118	8%	5%
Advisory	(7,384)	2,782	—	—	—

Total	$98,050	$5,147,852	$2,486	100%	100%

(1)	Base fees include investment advisory, administration fees and securities lending revenue.

BUSINESS HIGHLIGHTS

Long-term net inflows were positive across all major regions, with net inflows of $46.0 billion, $38.2 billion and $3.6 billion from clients in the Americas, EMEA and Asia-Pacific, respectively. At December 31, 2016, BlackRock managed 63% of its long-term AUM for investors in the Americas and 37% for clients in EMEA and Asia-Pacific.

A discussion of the Company’s net flows by client type for the fourth quarter of 2016 is presented below.

•	Retail long-term net outflows of $2.4 billion reflected net outflows of $1.6 billion from the United States and $0.8 billion internationally. Equity net inflows of $1.7 billion were paced by flows into US equities and index mutual funds, and included the seasonal impact of capital gains. Fixed income net outflows of $1.8 billion reflected outflows from unconstrained and high yield categories. Multi-asset net outflows of $1.7 billion were largely due to outflows from world allocation strategies.

•	iShares long-term net inflows of $49.3 billion were led by equity net inflows of $50.7 billion, with strength in precision exposures and iShares Core ETFs. Fixed income net outflows of $0.3 billion reflected outflows from investment grade corporate and treasury bond funds. Commodities iShares saw $1.7 billion of net outflows.

•	Institutional active long-term net inflows of $6.3 billion were led by multi-asset net inflows of $5.7 billion, driven by ongoing demand for solutions offerings and the LifePath® target-date series. Alternatives net inflows of $2.2 billion reflected inflows into multi-strategy hedge fund and alternatives solutions offerings. Equity net outflows of $2.8 billion were primarily due to outflows from Scientific Active equities and international equities.

•	Institutional index long-term net inflows of $34.6 billion were driven by fixed income net inflows of $26.2 billion, reflecting demand for liability-driven investment solutions. Equity saw net inflows of $8.4 billion.

Cash management AUM increased 4% to $403.6 billion, driven by $17.7 billion of net inflows, primarily into government funds.

INVESTMENT PERFORMANCE AT DECEMBER 31, 2016 (1)

	One-year period	Three-year period	Five-year period
Fixed Income:
Actively managed AUM above benchmark or peer median
Taxable	60%	78%	88%
Tax-exempt	64%	63%	73%
Index AUM within or above applicable tolerance	90%	99%	99%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	48%	62%	65%
Scientific	43%	80%	91%
Index AUM within or above applicable tolerance	95%	97%	97%

(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 16 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Friday, January 13, 2017 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 39041891). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Friday, January 13, 2017 and ending at midnight on Friday, January 27, 2017. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 39041891. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock is a global leader in investment management, risk management and advisory services for institutional and retail clients. At December 31, 2016, BlackRock’s AUM was $5.1 trillion. BlackRock helps clients around the world meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. As of December 31, 2016, the firm had approximately 13,000 employees in more than 30 countries and a major presence in global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com | Twitter: @blackrock_news | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock

CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Three Months Ended December 31,				Three Months Ended September 30, 2016
	2016	2015	Change			Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,486	$2,460	$26		$2,546	$(60)
Investment advisory performance fees	129	169	(40)		58	71
BlackRock Solutions and advisory	197	171	26		174	23
Distribution fees	9	11	(2)		10	(1)
Other revenue	69	52	17		49	20

Total revenue	2,890	2,863	27		2,837	53

Expense
Employee compensation and benefits	987	989	(2)		969	18
Distribution and servicing costs	109	103	6		114	(5)
Amortization of deferred sales commissions	7	11	(4)		8	(1)
Direct fund expense	183	189	(6)		200	(17)
General and administration	355	410	(55)		312	43
Amortization of intangible assets	24	24	—		25	(1)

Total expense	1,665	1,726	(61)		1,628	37

Operating income	1,225	1,137	88		1,209	16

Nonoperating income (expense)
Net gain (loss) on investments	6	57	(51)		31	(25)
Interest and dividend income	7	5	2		22	(15)
Interest expense	(51)	(51)	—		(52)	1

Total nonoperating income (expense)	(38)	11	(49)		1	(39)

Income before income taxes	1,187	1,148	39		1,210	(23)
Income tax expense	336	279	57		333	3

Net income	851	869	(18)		877	(26)
Less:
Net income (loss) attributable to noncontrolling interests	—	8	(8)		2	(2)

Net income attributable to BlackRock, Inc.	$851	$861	$(10)		$875	$(24)

Weighted-average common shares outstanding
Basic	163,441,552	165,826,808	(2,385,256)		164,129,214	(687,662)
Diluted	165,854,167	168,632,558	(2,778,391)		166,256,598	(402,431)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$5.21	$5.19	$0.02		$5.33	$(0.12)
Diluted	$5.13	$5.11	$0.02		$5.26	$(0.13)
Cash dividends declared and paid per share	$2.29	$2.18	$0.11		$2.29	$—

Supplemental information:

AUM (end of period)	$5,147,852	$4,645,412	$502,440		$5,117,421	$30,431
Shares outstanding (end of period)	163,121,291	165,596,139	(2,474,848)		163,858,070	(736,779)
GAAP:
Operating margin	42.4%	39.7%	270	bps	42.6%	(20	) bps
Effective tax rate	28.3%	24.5%	380	bps	27.6%	70	bps
As adjusted:
Operating income (1)	$1,232	$1,143	$89		$1,216	$16
Operating margin (1)	44.4%	41.6%	280	bps	44.8%	(40	) bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$(38)	$1	$(39)		$(1)	$(37)
Net income attributable to BlackRock, Inc. (3)	$852	$801	$51		$854	$(2)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$5.14	$4.75	$0.39		$5.14	$—
Effective tax rate	28.6%	30.0%	(140	) bps	29.7%	(110	) bps

See pages 13-15 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Year Ended December 31,
	2016	2015	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$9,880	$9,840	$40
Investment advisory performance fees	295	621	(326)
BlackRock Solutions and advisory	714	646	68
Distribution fees	41	55	(14)
Other revenue	225	239	(14)

Total revenue	11,155	11,401	(246)

Expense
Employee compensation and benefits	3,880	4,005	(125)
Distribution and servicing costs	429	409	20
Amortization of deferred sales commissions	34	48	(14)
Direct fund expense	766	767	(1)
General and administration	1,301	1,380	(79)
Restructuring charge	76	—	76
Amortization of intangible assets	99	128	(29)

Total expense	6,585	6,737	(152)

Operating income	4,570	4,664	(94)

Nonoperating income (expense)
Net gain (loss) on investments	55	116	(61)
Interest and dividend income	40	26	14
Interest expense	(205)	(204)	(1)

Total nonoperating income (expense)	(110)	(62)	(48)

Income before income taxes	4,460	4,602	(142)
Income tax expense	1,290	1,250	40

Net income	3,170	3,352	(182)
Less:
Net income (loss) attributable to noncontrolling interests	(2)	7	(9)

Net income attributable to BlackRock, Inc.	$3,172	$3,345	$(173)

Weighted-average common shares outstanding
Basic	164,425,858	166,390,009	(1,964,151)
Diluted	166,579,752	169,038,571	(2,458,819)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$19.29	$20.10	$(0.81)
Diluted	$19.04	$19.79	$(0.75)
Cash dividends declared and paid per share	$9.16	$8.72	$0.44

Supplemental information:

AUM (end of period)	$5,147,852	$4,645,412	$502,440
Shares outstanding (end of period)	163,121,291	165,596,139	(2,474,848)

GAAP:
Operating margin	41.0%	40.9%	10	bps
Effective tax rate	28.9%	27.2%	170	bps
As adjusted:
Operating income (1)	$4,674	$4,695	$(21)
Operating margin (1)	43.7%	42.9%	80	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$(108)	$(70)	$(38)
Net income attributable to BlackRock, Inc. (3)	$3,214	$3,313	$(99)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share(3) (4)	$19.29	$19.60	$(0.31)
Effective tax rate	29.6%	28.4%	120	bps

See pages 13-15 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product

	September 30, 2016	Net inflows (outflows)	Market change	FX impact (1)	December 31, 2016	Average AUM (2)

Retail:
Equity	$196,131	$1,742	$1,525	$(3,177)	$196,221	$193,865
Fixed income	230,842	(1,832)	(4,798)	(1,956)	222,256	226,160
Multi-asset	111,369	(1,699)	(1,115)	(558)	107,997	108,785
Alternatives	16,436	(655)	(33)	(270)	15,478	15,977

Retail subtotal	554,778	(2,444)	(4,421)	(5,961)	541,952	544,787
iShares:
Equity	891,010	50,650	15,721	(6,129)	951,252	909,727
Fixed income	329,462	(326)	(10,344)	(4,085)	314,707	320,334
Multi-asset	2,506	695	(49)	(3)	3,149	2,730
Alternatives	23,188	(1,719)	(2,586)	(112)	18,771	20,869

iShares subtotal	1,246,166	49,300	2,742	(10,329)	1,287,879	1,253,660
Institutional:
Active:
Equity	123,770	(2,804)	2,652	(2,919)	120,699	120,590
Fixed income	560,799	1,267	(14,537)	(10,802)	536,727	546,842
Multi-asset	280,406	5,657	(2,403)	(6,727)	276,933	275,203
Alternatives	74,678	2,186	71	(1,320)	75,615	75,069

Active subtotal	1,039,653	6,306	(14,217)	(21,768)	1,009,974	1,017,704
Index:
Equity	1,355,128	8,377	52,752	(27,253)	1,389,004	1,360,085
Fixed income	507,165	26,197	(15,902)	(18,785)	498,675	492,827
Multi-asset	7,980	203	(727)	(528)	6,928	7,645
Alternatives	7,228	(176)	214	(192)	7,074	7,102

Index subtotal	1,877,501	34,601	36,337	(46,758)	1,901,681	1,867,659

Institutional subtotal	2,917,154	40,907	22,120	(68,526)	2,911,655	2,885,363

Long-term	4,718,098	87,763	20,441	(84,816)	4,741,486	4,683,810
Cash management	388,982	17,671	225	(3,294)	403,584	397,661
Advisory (3)	10,341	(7,384)	51	(226)	2,782	8,018

Total	$5,117,421	$98,050	$20,717	$(88,336)	$5,147,852	$5,089,489

Current Quarter Component Changes by Product Type (Long-term)
	September 30, 2016	Net inflows (outflows)	Market change	FX impact (1)	December 31, 2016	Average AUM (2)

Equity:
Active	$281,726	$(4,549)	$3,063	$(5,207)	$275,033	$275,078
iShares	891,010	50,650	15,721	(6,129)	951,252	909,727
Non-ETF index	1,393,303	11,864	53,866	(28,142)	1,430,891	1,399,462

Equity subtotal	2,566,039	57,965	72,650	(39,478)	2,657,176	2,584,267
Fixed income:
Active	782,858	(1,485)	(18,984)	(12,393)	749,996	764,415
iShares	329,462	(326)	(10,344)	(4,085)	314,707	320,334
Non-ETF index	515,948	27,117	(16,253)	(19,150)	507,662	501,414

Fixed income subtotal	1,628,268	25,306	(45,581)	(35,628)	1,572,365	1,586,163
Multi-asset	402,261	4,856	(4,294)	(7,816)	395,007	394,363
Alternatives:
Core	88,731	1,217	19	(1,337)	88,630	88,715
Currency and commodities (4)	32,799	(1,581)	(2,353)	(557)	28,308	30,302

Alternatives subtotal	121,530	(364)	(2,334)	(1,894)	116,938	119,017

Long-term	$4,718,098	$87,763	$20,441	$(84,816)	$4,741,486	$4,683,810

Current Quarter Component Changes by Investment Style (Long-term)
	September 30, 2016	Net inflows (outflows)	Market change	FX impact (1)	December 31, 2016	Average AUM (2)
Active	$1,547,473	$(546)	$(19,402)	$(26,473)	$1,501,052	$1,514,526
Index and iShares	3,170,625	88,309	39,843	(58,343)	3,240,434	3,169,284

Long-term	$4,718,098	$87,763	$20,441	$(84,816)	$4,741,486	$4,683,810

(1)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)	Advisory AUM represents long-term portfolio liquidation assignments.
(4)	Amounts include commodity iShares.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product

	December 31, 2015	Net inflows (outflows)	Acquisition (1)	Market change	FX impact (2)	December 31, 2016	Average AUM (3)

Retail:
Equity	$193,755	$(7,429)	$—	$15,456	$(5,561)	$196,221	$192,311
Fixed income	212,653	8,407	—	3,130	(1,934)	222,256	221,797
Multi-asset	115,307	(9,367)	—	3,100	(1,043)	107,997	111,416
Alternatives	19,410	(2,935)	—	(835)	(162)	15,478	17,424

Retail subtotal	541,125	(11,324)	—	20,851	(8,700)	541,952	542,948
iShares:
Equity	823,156	74,914	—	56,469	(3,287)	951,252	849,017
Fixed income	254,190	59,913	—	3,782	(3,178)	314,707	301,061
Multi-asset	2,730	354	—	61	4	3,149	2,448
Alternatives	12,485	5,298	—	1,055	(67)	18,771	18,561

iShares subtotal	1,092,561	140,479	—	61,367	(6,528)	1,287,879	1,171,087
Institutional:
Active:
Equity	121,442	(7,449)	—	11,112	(4,406)	120,699	119,604
Fixed income	514,428	10,234	—	20,242	(8,177)	536,727	542,332
Multi-asset	252,041	13,322	—	18,516	(6,946)	276,933	265,652
Alternatives	74,941	1,811	—	619	(1,756)	75,615	74,919

Active subtotal	962,852	17,918	—	50,489	(21,285)	1,009,974	1,002,507
Index:
Equity	1,285,419	(8,612)	—	135,997	(23,800)	1,389,004	1,307,812
Fixed income	441,097	41,401	—	55,665	(39,488)	498,675	478,444
Multi-asset	6,258	(82)	—	843	(91)	6,928	7,464
Alternatives	6,003	784	—	790	(503)	7,074	6,642

Index subtotal	1,738,777	33,491	—	193,295	(63,882)	1,901,681	1,800,362

Institutional subtotal	2,701,629	51,409	—	243,784	(85,167)	2,911,655	2,802,869

Long-term	4,335,315	180,564	—	326,002	(100,395)	4,741,486	4,516,904
Cash management	299,884	29,228	80,635	430	(6,593)	403,584	358,498
Advisory (4)	10,213	(7,601)	—	(68)	238	2,782	9,687

Total	$4,645,412	$202,191	$80,635	$326,364	$(106,750)	$5,147,852	$4,885,089

Year-over-Year Component Changes by Product Type (Long-term)
	December 31, 2015	Net inflows (outflows)	Acquisition	Market change	FX impact (2)	December 31, 2016	Average AUM (3)

Equity:
Active	$281,319	$(20,230)	$—	$21,045	$(7,101)	$275,033	$275,656
iShares	823,156	74,914	—	56,469	(3,287)	951,252	849,017
Non-ETF index	1,319,297	(3,260)	—	141,520	(26,666)	1,430,891	1,344,071

Equity subtotal	2,423,772	51,424	—	219,034	(37,054)	2,657,176	2,468,744
Fixed income:
Active	719,653	16,625	—	22,742	(9,024)	749,996	756,110
iShares	254,190	59,913	—	3,782	(3,178)	314,707	301,061
Non-ETF index	448,525	43,417	—	56,295	(40,575)	507,662	486,463

Fixed income subtotal	1,422,368	119,955	—	82,819	(52,777)	1,572,365	1,543,634
Multi-asset	376,336	4,227	—	22,520	(8,076)	395,007	386,980
Alternatives:
Core	92,085	(1,165)	—	(291)	(1,999)	88,630	90,028
Currency and commodities (5)	20,754	6,123	—	1,920	(489)	28,308	27,518

Alternatives subtotal	112,839	4,958	—	1,629	(2,488)	116,938	117,546

Long-term	$4,335,315	$180,564	$—	$326,002	$(100,395)	$4,741,486	$4,516,904

Year-over-Year Component Changes by Investment Style (Long-term)
	December 31, 2015	Net inflows (outflows)	Acquisition	Market change	FX impact (2)	December 31, 2016	Average AUM (3)
Active	$1,462,672	$(774)	$—	$65,187	$(26,033)	$1,501,052	$1,501,176
Index and iShares	2,872,643	181,338	—	260,815	(74,362)	3,240,434	3,015,728

Long-term	$4,335,315	$180,564	$—	$326,002	$(100,395)	$4,741,486	$4,516,904

(1)	Amount represents AUM acquired in the BofA® Global Capital Management transaction in April 2016.
(2)	Foreign exchange reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(3)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(4)	Advisory AUM represents long-term portfolio liquidation assignments.
(5)	Amounts include commodity iShares.

SUMMARY OF REVENUE

	Three Months Ended December 31,		Change	Three Months Ended September 30, 2016	Change	Year Ended December 31,
(in millions), (unaudited)	2016	2015				2016	2015	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$390	$413	$(23)	$409	$(19)	$1,591	$1,709	$(118)
iShares	681	666	15	691	(10)	2,651	2,751	(100)
Non-ETF Index	166	169	(3)	170	(4)	674	680	(6)

Equity subtotal	1,237	1,248	(11)	1,270	(33)	4,916	5,140	(224)
Fixed income:
Active	421	404	17	427	(6)	1,658	1,566	92
iShares	184	147	37	188	(4)	696	554	142
Non-ETF Index	80	72	8	78	2	297	282	15

Fixed income subtotal	685	623	62	693	(8)	2,651	2,402	249
Multi-asset	278	311	(33)	285	(7)	1,138	1,253	(115)
Alternatives:
Core	146	172	(26)	156	(10)	634	653	(19)
Currency and commodities	22	17	5	24	(2)	83	73	10

Alternatives subtotal	168	189	(21)	180	(12)	717	726	(9)

Long-term	2,368	2,371	(3)	2,428	(60)	9,422	9,521	(99)
Cash management	118	89	29	118	—	458	319	139

Total base fees	2,486	2,460	26	2,546	(60)	9,880	9,840	40
Investment advisory performance fees:
Equity	35	84	(49)	14	21	102	205	(103)
Fixed income	4	16	(12)	2	2	13	26	(13)
Multi-asset	13	15	(2)	1	12	19	34	(15)
Alternatives	77	54	23	41	36	161	356	(195)

Total performance fees	129	169	(40)	58	71	295	621	(326)

BlackRock Solutions and advisory	197	171	26	174	23	714	646	68
Distribution fees	9	11	(2)	10	(1)	41	55	(14)
Other revenue	69	52	17	49	20	225	239	(14)

Total revenue	$2,890	$2,863	$27	$2,837	$53	$11,155	$11,401	$(246)

Highlights

•	Investment advisory, administration fees and securities lending revenue increased $26 million from the fourth quarter of 2015 reflecting the impact of organic growth and higher markets on average AUM, and the effect of AUM acquired in the BofA Global Capital Management transaction, partially offset by the impact of divergent beta and mix shift, and the impact of foreign exchange movements. Securities lending revenue of $138 million in the current quarter compared with $137 million in the fourth quarter of 2015.

Investment advisory, administration fees and securities lending revenue decreased $60 million from the third quarter of 2016 despite higher average AUM, reflecting the impact of foreign exchange movements and beta divergence. Securities lending revenue of $138 million in the current quarter compared with $142 million in the third quarter of 2016.

•	Performance fees decreased $40 million from the fourth quarter of 2015, primarily reflecting lower fees from equity products.

Performance fees increased $71 million from the third quarter of 2016, primarily due to seasonally higher fees from funds with a performance measurement period that ended in the fourth quarter and improved investment performance.

•	BlackRock Solutions® and advisory revenue increased $26 million from the fourth quarter of 2015. BlackRock Solutions and advisory revenue included $156 million of Aladdin revenue in the current quarter compared with $138 million in the fourth quarter of 2015.

BlackRock Solutions and advisory revenue increased $23 million from the third quarter of 2016, primarily due to higher Financial Markets Advisory Services revenue. BlackRock Solutions and advisory revenue included $156 million of Aladdin revenue in the current quarter compared with $152 million in the third quarter of 2016.

•	Other revenue increased $17 million from the fourth quarter of 2015 and $20 million from the third quarter of 2016, primarily due to higher earnings from strategic investments and higher transition management service fees.

SUMMARY OF OPERATING EXPENSE

	Three Months Ended December 31,			Three Months Ended September 30,		Year Ended December 31,
(in millions), (unaudited)	2016	2015	Change	2016	Change	2016	2015	Change
Operating expense
Employee compensation and benefits	$987	$989	$(2)	$969	$18	$3,880	$4,005	$(125)
Distribution and servicing costs	109	103	6	114	(5)	429	409	20
Amortization of deferred sales commissions	7	11	(4)	8	(1)	34	48	(14)
Direct fund expense	183	189	(6)	200	(17)	766	767	(1)
General and administration	355	410	(55)	312	43	1,301	1,380	(79)
Restructuring charge	—	—	—	—	—	76	—	76
Amortization of intangible assets	24	24	—	25	(1)	99	128	(29)

Total operating expense	$1,665	$1,726	$(61)	$1,628	$37	$6,585	$6,737	$(152)

Highlights

•	Employee compensation and benefits expense decreased $2 million from the fourth quarter of 2015 but increased $18 million from the third quarter of 2016. The increase reflected higher incentive compensation, driven primarily by higher performance fees and higher operating income.

•	General and administration expense decreased $55 million from the fourth quarter of 2015, reflecting lower discretionary marketing and promotional spend in the current quarter and $23 million of transaction-related expense recorded in the fourth quarter of 2015.

General and administration expense increased $43 million from the third quarter of 2016, reflecting higher marketing and promotional spend, and higher foreign exchange remeasurement expense in the current quarter.

INCOME TAX EXPENSE

	Three Months Ended December 31,			Three Months Ended September 30,		Year Ended December 31,
(in millions), (unaudited)	2016	2015	Change	2016	Change	2016	2015	Change
Income tax expense	$336	$279	$57	$333	$3	$1,290	$1,250	$40

Highlights

•	Fourth quarter 2016 income tax expense included a $4 million net noncash tax benefit, primarily related to the revaluation of certain deferred income tax liabilities as a result of domestic state and local tax changes.

•	Fourth quarter 2015 income tax expense included a $64 million noncash benefit, primarily related to the revaluation of certain deferred income tax liabilities, including the effect of tax legislation enacted in the United Kingdom.

•	Third quarter 2016 income tax expense included a $26 million net noncash tax benefit, primarily related to the revaluation of certain deferred income tax liabilities as a result of legislation enacted in the United Kingdom, and domestic state and local tax changes.

SUMMARY OF NONOPERATING INCOME (EXPENSE)

	Three Months Ended December 31,			Three Months Ended September 30, 2016		Year Ended December 31,
(in millions), (unaudited)	2016	2015	Change		Change	2016	2015	Change
Nonoperating income (expense), GAAP basis	$(38)	$11	$(49)	$1	$(39)	$(110)	$(62)	$(48)
Less: Net income (loss) attributable to NCI	—	8	(8)	2	(2)	(2)	7	(9)

Nonoperating income (expense)(1)	$(38)	$3	$(41)	$(1)	$(37)	$(108)	$(69)	$(39)

	Estimated economic investments at December 31, 2016(2)	Three Months Ended December 31,			Three Months Ended September 30, 2016		Year Ended December 31,
(in millions), (unaudited)		2016	2015	Change		Change	2016	2015	Change
Net gain (loss) on investments(1)
Private equity	20-25%	$(5)	$36	$(41)	$2	$(7)	$6	$71	$(65)
Real assets	5-10%	3	3	—	2	1	8	12	(4)
Other alternatives(3)	15-20%	8	4	4	9	(1)	21	(2)	23
Other investments(4)	55-60%	—	5	(5)	16	(16)	22	(18)	40

Subtotal		6	48	(42)	29	(23)	57	63	(6)
Other gains(5)		—	1	(1)	—	—	—	46	(46)

Total net gain (loss) on investments(1)		6	49	(43)	29	(23)	57	109	(52)

Interest and dividend income		7	5	2	22	(15)	40	26	14
Interest expense		(51)	(51)	—	(52)	1	(205)	(204)	(1)

Net interest expense		(44)	(46)	2	(30)	(14)	(165)	(178)	13

Total nonoperating income (expense)(1)		(38)	3	(41)	(1)	(37)	(108)	(69)	(39)
Compensation expense related to (appreciation) depreciation on deferred compensation plans		—	(2)	2	—	—	—	(1)	1

Nonoperating income (expense), as adjusted(1)		$(38)	$1	$(39)	$(1)	$(37)	$(108)	$(70)	$(38)

(1)	Net of net income (loss) attributable to noncontrolling interests (“NCI”).
(2)	Percentages represent estimated percentages of BlackRock’s corporate economic investment portfolio at December 31, 2016. Economic investment amounts at September 30, 2016 for private equity, real assets, other alternatives and other investments were $348 million, $109 million, $238 million and $1,156 million, respectively.
(3)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions.
(4)	Amounts include net gains (losses) related to equity and fixed income investments, and BlackRock’s seed capital hedging program.
(5)	Amount for the year ended December 31, 2015 primarily includes a gain related to the acquisition of certain assets of BlackRock Kelso Capital Advisors LLC.

Highlights

•	Net gain (loss) on investments decreased $43 million from the fourth quarter of 2015, primarily driven by a $35 million unrealized gain on a strategic private equity investment recorded in the fourth quarter of 2015.

Net gain (loss) on investments decreased $23 million from the third quarter of 2016 due to lower marks in the fourth quarter of 2016.

•	Interest and dividend income decreased $15 million from the third quarter of 2016, primarily due to lower dividend income recorded in the fourth quarter of 2016.

ECONOMIC TANGIBLE ASSETS

The Company presents economic tangible assets as additional information to enable investors to exclude certain assets that have equal and offsetting liabilities or noncontrolling interests that ultimately do not have an impact on stockholders’ equity or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

(in billions), (unaudited)	December 31, 2016 (Est.)	December 31, 2015
Total balance sheet assets	$220	$225
Separate account assets and separate account collateral held under securities lending agreements	(177)	(182)
Consolidated sponsored investment funds	(1)	(1)
Goodwill and intangible assets, net	(30)	(30)

Economic tangible assets	$12	$12

RECONCILIATION OF U.S. GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED

	Three Months Ended			Year Ended December 31,
	December 31,		September 30, 2016
(in millions), (unaudited)	2016	2015		2016	2015
Operating income, GAAP basis	$1,225	$1,137	$1,209	$4,570	$4,664
Non-GAAP expense adjustments:
Restructuring charge	—	—	—	76	—
PNC LTIP funding obligation	7	4	7	28	30
Compensation expense related to appreciation (depreciation) on deferred compensation plans	—	2	—	—	1

Operating income, as adjusted	1,232	1,143	1,216	4,674	4,695
Product launch costs and commissions	—	—	—	—	5

Operating income used for operating margin measurement	$1,232	$1,143	$1,216	$4,674	$4,700

Revenue, GAAP basis	$2,890	$2,863	$2,837	$11,155	$11,401
Non-GAAP adjustments:
Distribution and servicing costs	(109)	(103)	(114)	(429)	(409)
Amortization of deferred sales commissions	(7)	(11)	(8)	(34)	(48)

Revenue used for operating margin measurement	$2,774	$2,749	$2,715	$10,692	$10,944

Operating margin, GAAP basis	42.4%	39.7%	42.6%	41.0%	40.9%

Operating margin, as adjusted	44.4%	41.6%	44.8%	43.7%	42.9%

See note (1) to the Condensed Consolidated Statements of Income and Supplemental Information on page 14 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NONOPERATING INCOME NET OF NCI TO NONOPERATING INCOME NET OF NCI, AS ADJUSTED

	Three Months Ended			Year Ended December 31,
	December 31,		September 30, 2016
(in millions), (unaudited)	2016	2015		2016	2015
Nonoperating income (expense), GAAP basis	$(38)	$11	$1	$(110)	$(62)
Less: Net income (loss) attributable to NCI	—	8	2	(2)	7

Nonoperating income (expense), net of NCI	(38)	3	(1)	(108)	(69)
Compensation expense related to (appreciation) depreciation on deferred compensation plans	—	(2)	—	—	(1)

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted	$(38)	$1	$(1)	$(108)	$(70)

See note (2) to the Condensed Consolidated Statements of Income and Supplemental Information on page 14 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF U.S. GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED

	Three Months Ended			Year Ended December 31,
	December 31,		September 30, 2016
(in millions, except per share data), (unaudited)	2016	2015		2016	2015
Net income attributable to BlackRock, Inc., GAAP basis	$851	$861	$875	$3,172	$3,345
Non-GAAP adjustments:
Restructuring charge (including $23 tax benefit)	—	—	—	53	—
PNC LTIP funding obligation, net of tax	5	4	5	19	22
Income tax matters	(4)	(64)	(26)	(30)	(54)

Net income attributable to BlackRock, Inc., as adjusted	$852	$801	$854	$3,214	$3,313

Diluted weighted-average common shares outstanding(4)	165.9	168.6	166.3	166.6	169.0
Diluted earnings per common share, GAAP basis(4)	$5.13	$5.11	$5.26	$19.04	$19.79
Diluted earnings per common share, as adjusted(4)	$5.14	$4.75	$5.14	$19.29	$19.60

See notes (3) and (4) to the Condensed Consolidated Statements of Income and Supplemental Information on page 15 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

•	Operating income, as adjusted, includes non-GAAP expense adjustments. A restructuring charge comprised of severance and accelerated amortization expense of previously granted deferred compensation awards has been excluded to provide more meaningful analysis of BlackRock’s ongoing operations and to ensure comparability among periods presented. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by The PNC Financial Services Group, Inc. (“PNC”) has been excluded because it ultimately does not impact BlackRock’s book value. Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded, as returns on investments set aside for these plans, which substantially offset this expense, are reported in nonoperating income (expense).

•	Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes such costs represent a benchmark for the amount of revenue passed through to external parties who distribute the Company’s products. In addition, management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenue.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted: Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, equals nonoperating income (expense), GAAP basis, less net income (loss) attributable to NCI, adjusted for compensation expense associated with (appreciation) depreciation on investments related to certain BlackRock deferred compensation plans. The compensation expense offset is recorded in operating income. This compensation expense has been included in nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, to offset returns on investments set aside for these plans, which are reported in nonoperating income (expense), GAAP basis.

Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides comparability of information among reporting periods and is an effective measure for reviewing BlackRock’s nonoperating contribution to results.

(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation and the restructuring charge.

For each period presented, the non-GAAP adjustment related to the restructuring charge and PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments. Amounts for income tax matters represent net noncash (benefits) expense primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill. Amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, as adjusted divided by diluted weighted average common shares outstanding.

(4) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

Forward-looking Statements

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this earnings release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the potential for human error in connection with BlackRock’s operational systems; (10) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in the carrying value of BlackRock’s economic investments; (14) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (15) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (16) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (17) any disruption to the operations of third parties whose functions are integral to BlackRock’s ETF platform; (18) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (19) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

Performance Notes

Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2016 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2016. The performance data does not include accounts terminated prior to December 31, 2016 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2016 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper Inc. or Morningstar, Inc. for each included product.